FLEET NATIONAL BANK                                           SECURITY AGREEMENT
                                                                 (All Assets)


DM Management Company (the "Debtor") having its chief executive office and a place of business at 25 Recreation Park Drive, Hingham, Massachusetts, hereby grants to Fleet National Bank (the "Bank"), having an address at One Federal Street, Boston, Massachusetts 02211, a security interest in all of the Debtor's present and future right, title and interest in and to any and all of the following property whether now existing or hereafter created and wherever located (all of which is hereinafter called the "Collateral"):

         All equipment and fixtures, as defined in the Uniform Commercial Code (as defined below) and all machinery, tools, parts, furniture, furnishings, motor vehicles and other personal property, tangible or intangible, presently owned or hereafter acquired by the Debtor, together with additions and accessions thereto and substitutions and replacements therefor, and the products and proceeds (including insurance and condemnation proceeds) thereof;

         All inventory and goods as defined in the Uniform Commercial Code, whether presently owned or hereafter acquired, including, without limitation, all inventory in the possession of others or in transit, all goods held for sale or lease or to be furnished under contacts for service or which have been so furnished, raw materials, work in process, and materials used or consumed or to be used or consumed in the business of the Debtor, and completed and unshipped merchandise, and the products and proceeds (including insurance and condemnation proceeds) of the foregoing;

         All accounts, chattel paper, instruments, documents and general intangibles, as defined in the Uniform Commercial Code, including those now existing and those hereafter arising or coming into existence, and including, without limitation, all rights of payment for goods sold or leased or services rendered, all rights of payment under contracts whether or not currently due or not yet earned by performance and accounts receivable arising or to arise therefrom, and all rights of the Debtor in and to the goods represented thereby including returned and repossessed goods, and all rights the Debtor may have or acquire for securing or enforcing the foregoing, including, without limitation, the rights to reserves, deposits, income tax refunds, choses in action, judgments or insurance proceeds, and the products and proceeds of all of the foregoing;

         All goodwill, trade secrets, computer programs, customer lists, trade names, trademarks, copyrights, franchises, licenses and patents and the proceeds thereof;

         All books and records relating to the conduct of Debtor's business;

         All deposit accounts maintained by the Debtor with the Bank or other bank, trust company, investment firm or fund or any similar institution or organization and the proceeds thereof;

         Any deposits, credits, collateral or property of the Debtor at any time now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them and the proceeds thereof (the "Deposits and Securities");

         The following other collateral, together with all additions thereto, substitutions and replacements therefor and the products and proceeds (including insurance and condemnation proceeds) thereof;

to secure the payment and performance of all liabilities and obligations now or hereafter owing from the Debtor to the Bank of whatever kind of nature, whether or not currently contemplated at the time of this Agreement, whether such obligations be direct or indirect, absolute or contingent or due or to become due, including all obligations of the Debtor, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Bank for the account of or guarantied by the Debtor and all obligations of any partnership or joint venture as to which Debtor is or may become personally liable including, without limitations, those Commercial Promissory Notes of even date in the respective principal amounts of $8,000,000.00, $3,600,000.00 and $400,000.00 (collectively, the "Notes") (the "Obligations", which term shall include all accrued interest and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in exercising, preserving, defending, collecting, enforcing, administering or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations). The Bank shall have the unrestricted right from time to time after the occurrence and during the continuance of an Event of Default (as hereinafter defined) to apply (or to change any application already made) the proceeds of any of the Collateral to any Obligations, as the Bank, in its sole discretion, may determine.

I.  REPRESENTATIONS AND WARRANTIES OF DEBTOR

         The Debtor hereby represents and warrants that:

         (a) Debtor is a corporation, it is duly organized and validly existing and is in good standing under the laws of its jurisdiction of organization. Debtor is qualified to do business in every state in which the nature of its business conducted or the character of its property owned in such state would require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Borrower.

         (b) Debtor has the power to execute, deliver and perform this Agreement, to borrow from the Bank or to guaranty to the Bank the obligations of others. The execution, delivery and performance of this Agreement and any notes, guaranties or other documents, instruments or agreements evidencing Debtor's obligations to the Bank have been duly authorized, if Debtor is a corporation, partnership, limited liability company, trust or other legal entity, will not violate the articles of organization, partnership agreement, declaration of trust or other or similar organizational documents or the bylaws of the Debtor, if the Debtor is a corporation, partnership, limited liability company, trust or other legal entity, or any law, regulation or court order, and will not result in a default under any agreement or indenture to which the Debtor is a party.

         (c) Debtor has furnished to the Bank such tax returns, financial statements, including balance sheets and income statements showing profit (or loss) and other information about the Debtor's financial condition as the Bank shall have requested. These financial statements fairly present the financial condition of the Debtor for the periods then ended, reflect all known liabilities, direct or contingent of a type required to be set forth on financial statements, and, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except in the case of interim financial statements, which are subject to normal year-end audit adjustments and the addition of footnotes. There has been no material adverse change in the assets, liabilities, financial condition, business or prospects of Debtor since the date of the last dated financial statements delivered to the Bank before the date of this Agreement.

         (d) Debtor has good and marketable title to the property and assets which are reflected on the last dated financial statements and which it purports to own, other than property and assets that have been disposed of in the ordinary course of business since the date of such financial statements. All of the Collateral which Debtor purports to own is owned by the Debtor free and clear of all liens, pledges, security interests and mortgages, except for liens, pledges, security interests or mortgages in favor of the Bank or liens, pledges, security interests or mortgages previously disclosed to the Bank in writing or permitted by the Notes. No effective financing statement covering the Collateral or any proceeds thereof is on file in any public office except those disclosed in writing to the Bank or permitted by the Notes.

         (e) There is no suit or proceeding at law or in equity pending or, to the knowledge of the Debtor, threatened against the Debtor or any of its properties which, if adversely determined, would materially impair the rights of the Debtor to carry on its business substantially as it is now being conducted or would have a materially adverse effect upon the financial condition of the Debtor. The Debtor is not a party to any document, agreement or instrument, and is not subject to any charge, order or other restriction, materially and adversely affecting its business, properties, assets, operations or condition, financial or otherwise, except as previously disclosed to the Bank in writing.

         (f) Debtor has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes and other charges that are due and payable, other than taxes which are being contested in good faith and by appropriate proceedings.

         (g) Debtor is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any document, agreement or instrument to which Debtor is a party, except for defaults in purchase or sale orders or other agreements which neither individually nor in the aggregate have a materially adverse effect on the Debtor.

         (h) Debtor has not, during the preceding five (5) years, changed its name, been a party to a merger, or used any other corporate or fictitious name except as previously described to the Bank in writing.

         (i) The Debtor's chief executive office, is the location set forth at the beginning of this Agreement. The Collateral other than any motor vehicles or other movable equipment is now and will continue to be kept at the location set forth at the beginning of this Agreement and the following additional locations until such time as the written consent of the Bank to a change in location is received:

         (i) Route 104, Winterbrook Way, Meredith, New Hampshire; (ii) Mills Falls Marketplace, Meredith, New Hampshire; (iii) Settlers Green, North Conway, New Hampshire; (iv) 279 Great Road, Bedford, Massachusetts; (v) Lexington Road, Laconia, New Hampshire. Records concerning the Collateral located at all such locations.

II.  COVENANTS OF DEBTOR

         The Debtor hereby agrees and covenants that:

         (a) Debtor will keep the Collateral free from all liens, security interests and encumbrances except for the security interest granted herein or those permitted by the Notes or otherwise specifically permitted, in writing, and will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein. The Debtor will not sell or otherwise transfer the Collateral or any interest therein except in the ordinary course of business.

         (b) Debtor will not change its name without giving the Bank 30 days prior written notice in which it sets forth its new name and the date on which the new name shall first be used. Debtor shall maintain its chief executive office or if the Debtor is an individual with no place of business, its residence, at the address set forth in the beginning of this Agreement. Debtor shall, at all times, keep the Bank accurately informed in writing of each location where the Debtor's assets are kept and of each of its places of business and Debtor shall not remove any records to another state or change the location or open or close, move or change any existing or new place of business without giving the Bank at least thirty (30) days' prior written notice thereof.

         (c) Debtor will, at its expense, furnish to the Bank, upon Bank's demand, such further information, will execute and deliver to the Bank such financing statements and other agreements, instruments or documents, and will do all such acts as the Bank may, at any time or from time to time, reasonably request, or as may be necessary or appropriate to establish and maintain a valid and enforceable first security interest of the Bank in the Collateral.

         (d) Debtor will keep the Collateral (to the extent that it consists of tangible property) at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as the Bank may reasonably require, including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, under such terms, for such periods and written by such companies or underwriters as the Bank may approve, which approval may not be unreasonably withheld, losses in all cases to be payable first to the Bank "as its interest may appear." All policies of insurance shall provide for at least thirty (30) days' prior written notice of cancellation to the Bank, and the Debtor shall furnish the Bank with certificates of such insurance or other evidence satisfactory to the Bank as to compliance with the provisions of this paragraph. After the occurrence and during the continuance of an Event of Default, Debtor hereby irrevocably appoints the Bank to act as attorney-in-fact for the Debtor in making, adjusting and settling claims under such policies of insurance or endorsing the Debtor's name on any drafts drawn by insurers of the Collateral or any other document to effect collection.

         (e) Debtor will notify the Bank in writing promptly upon its learning of any event, condition, loss, damage, litigation, administrative proceeding or other circumstance which may materially and adversely affect the assets, liabilities, financial condition, business or prospects of the Debtor or the Bank's security interest in the Collateral. In the event that the Bank, in its sole discretion, shall determine that there has been any loss, damage or material diminution in the value of the Collateral, the Debtor will, whenever the Bank requests, pay to the Bank to be applied against the Obligations such amounts as the Bank, in its sole discretion, shall have determined represents such loss, damage or material diminution in value (any such payment not to affect the Bank's security interest in such Collateral).

         (f) Debtor will keep the Collateral in good order and repair, will not waste or destroy the Collateral or any part thereof and will not use the Collateral in violation of any applicable statute, ordinance or policy of insurance thereon. The Bank may examine and inspect the Collateral, the Debtor's books and records and any documents or instruments relating to the Collateral at any reasonable time or times wherever located.

         (g) Debtor will preserve and keep in force its existence and will promptly pay all lawful taxes and assessments, except taxes and assessments being contested in good faith and by appropriate proceedings. Unless the Bank consents in writing, and except to the extent otherwise permitted by the Notes, this Security Agreement or any of the other documents executed in connection therewith or herewith, the Debtor will not (i) incur indebtedness for borrowed money or issue or sell any obligations of the Debtor, other than indebtedness to the Bank or indebtedness subordinated in payment and priority to the Bank in writing and in form satisfactory to the Bank, (ii) sell any of its assets other than inventory in the ordinary course of its business and other assets related to the Carroll Read business, (iii) incur, create or assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance on its assets other than those in favor of the Bank, (iv) enter into or permit to exist any agreement, arrangement or understanding with any person or entity other than the Bank which restricts or prohibits the Debtor from incurring or suffering to exist any security interest, mortgage, pledge, lien or other encumbrance on its assets or (v) guarantee or otherwise in any way become responsible for obligations of others except for the endorsement of instruments for deposit or collection in the ordinary course of business.

         (j) At its option, but without obligation to do so, the Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; may place and pay for insurance on the Collateral; may order and pay for the repair, maintenance and preservation of the Collateral; and may pay any fees for filing or recording such instruments or documents as may be necessary or desirable to perfect the security interest granted herein. The Debtor agrees to reimburse the Bank on demand for any payment made or any expense incurred by the Bank pursuant to the foregoing authorization, and all such payments and expenses shall constitute part of the principal amount of Obligations hereby secured and shall bear interest at the highest rate payable on the Obligations of the Debtor to the Bank.

         (k) If the Debtor shall create, assume or permit to exist any lien, pledge, security interest, mortgage or encumbrance upon any of its property or assets whether now owned or hereafter acquired, other than liens, pledges, security interests, mortgages or encumbrances existing as of the date hereof and disclosed to the Bank in writing or permitted pursuant to this or any agreement related to the Obligations, it will secure the Obligations or cause them to be secured by any such lien, pledge, security interest, mortgage or encumbrance equally and ratably with any and all indebtedness thereby secured.

         (l) If any part of the Collateral is a fixture, the Debtor will, on demand, use reasonable efforts to furnish the Bank with a disclaimer or release signed by all persons having an interest in the real estate or any interest in the Collateral which is prior to the Bank's interest.

III.  EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Security Agreement:

         (a) The failure of the Debtor to pay when due, whether by acceleration or otherwise, any part of the Obligations beyond any period of grace provided with respect thereto;

         (b) The failure of the Debtor to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in this Security Agreement or in any of the Notes and the continuance of such failure unremedied for a period of thirty (30) days after notice (if notice is required pursuant to the operative documents) of such failure has been received by the Debtor from the Bank;

         (c) Any warranty, representation or statement made or furnished to the Bank by or on behalf of the Debtor proves at anytime not to have been true and correct in any material respect when made;

         (d) The (i) occurrence of any material loss, theft, damage or destruction of, or (ii) issuance or making of any levy, seizure, attachment, execution or similar process on, a material portion of the Collateral or a material portion of Debtor's property;

IV.  REMEDIES

         After the occurrence of an Event of Default and during the continuance thereof, the Bank shall have the following rights and remedies:

         (a) All of the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in the state referred to in the Bank's address set forth at the beginning of this Agreement (the "Uniform Commercial Code") or any other applicable law or at equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or in any document, instrument or agreement evidencing, governing or securing the Obligations.

         (b) The right to (i) take possession of the Collateral, without resort to legal process and without prior notice to Debtor, and for that purpose Debtor hereby irrevocably appoints the Bank its attorney-in-fact to enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral therefrom, or (ii) require the Debtor to assemble the Collateral and make it available to Bank in a place to be designated by the Bank, in its sole discretion. The Debtor shall make available to the Bank all premises, locations and facilities necessary for the Bank's taking possession of the Collateral or for removing or putting the Collateral in saleable form.

         (c) The right to sell or otherwise dispose of all or any part of the Collateral by public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Debtor at least five (5) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition (which may include, without limitation, a public sale or lease of all or part of the Collateral) is to be made. The

Debtor agrees that 5 days is a reasonable time for such notice. The Bank, its employees, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is subject to widely distributed standard price quotations. Any public or private sale shall be free from any right of redemption which the Debtor waives and releases. If there is a deficiency after such sale and the application of the net proceeds from such sale, the Debtor shall be responsible for the same, with interest.

         (d) The right (and Debtor irrevocably appoints the Bank as attorney-in-fact for the Debtor for this purpose, such appointment being coupled with an interest), without prior notice to Debtor and without resort to legal process, to notify the persons liable for payment of the Accounts at any time and direct such persons to make payments directly to the Bank, and to perform all acts the Debtor could take to collect on the Account, including, but without limitation, the right to notify postal authorities to change the address for delivery, open mail, endorse checks, bring collection suits, and realize upon Collateral securing the Accounts. At the Bank's request, all bills and statements sent by the Debtor to the persons liable for payments of the Accounts shall state that they have been assigned to, and are solely payable to, the Bank, and Debtor shall direct persons liable for the payment of the Accounts to pay directly to the Bank any sums due or to become due on account thereof.

         (e) The right without demand or notice to apply and set off any or all of the Deposits and Securities against, any and all Obligations.

V.  WAIVERS

         (a) DEBTOR (i) ACKNOWLEDGES THAT THIS AGREEMENT IS PART OF A COMMERCIAL TRANSACTION AND (ii) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, WAIVES THE RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF ANY AND ALL LOANS AND OTHER TRANSACTIONS SECURED HEREBY TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE DEBTOR OF ANY OF ITS PROPERTY, AT ANY TIME, PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

         (b) THE BANK AND DEBTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK OR THE DEBTOR IN RESPECT OF THIS AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THE OBLIGATIONS HEREBY SECURED OR THE COLLATERAL.

         (c) THE DEBTOR WAIVES NOTICE OF NON-PAYMENT, DEMAND, PRESENTMENT, PROTEST OR NOTICE OF PROTEST OF THE COLLATERAL AND ALL OTHER NOTICES, CONSENTS TO ANY RENEWALS OR EXTENSIONS OF TIME OF PAYMENT THEREOF AND GENERALLY WAIVES ANY AND ALL SURETYSHIP DEFENSES AND DEFENSES IN THE NATURE THEREOF.

VI.  GENERAL

         (a) No waiver by the Bank of any failure to pay or perform shall be effective unless in writing nor operate as a waiver of any other failure to pay or perform or of the same failure to pay or perform on a future occasion, nor shall the failure or delay of the Bank to exercise, or the partial exercise of, any right, power or privilege provided for hereunder in any circumstances preclude the full exercise of such right, power or privilege in the same or similar circumstances in the future or the exercise of any other right or remedy.

         (b) This Security Agreement is intended as the final, complete and exclusive statement of the provisions contained in this Security Agreement. No amendment, modification, termination or waiver of any provision of this Security Agreement or consent to any departure by the Debtor therefrom shall, in any event, be effective unless the same shall be in writing and signed by the Bank. Any waiver of, or consent to any departure from, any provision of this Security Agreement shall be effective only in the specific instance of and for the specific purpose for which it is given, and shall not be deemed to extend to similar situations or to the same situation at a subsequent time. No notice to or demand upon the Debtor shall in any case entitle Debtor to any other or further notice or demand in similar or other circumstances.

         (c) All rights of the Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Debtor shall bind the heirs, legal representatives, successors and assigns of Debtor.

         (d) Debtor will pay to the Bank on demand any and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in exercising, collecting, establishing, defending, preserving, protecting, administering or enforcing any of its rights in the Collateral or under any of the Obligations.

         (e) This Agreement and the security interest created hereby shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         (f) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Agreement shall not be affected.

         (h) Debtor hereby acknowledges receipt of a full completed copy of this Security Agreement.

         IN WITNESS WHEREOF, Debtor has duly authorized and executed this Agreement as a sealed agreement this 4th day of November , 1996.

WITNESS:                                     DEBTOR:

/s/ David R. Pierson
                                             DM Management Company


                                             By: Olga L. Conley
                                                ---------------------------
                                                 VP of Finance
                                             BANK:

                                             FLEET NATIONAL BANK


                                             By: /s/ Luke G. Tsokanis
                                                ----------------------------
                                             Print name: Luke G. Tsokanis
                                             Title: Vice President